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                                                                    EXHIBIT 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 of the Registration Statement on Form S-4 of InterMedia Capital Partners IV, L.P. and InterMedia Partners IV, Capital Corp. of our report dated April 5, 1996, relating to the financial statements of VSC Cable Inc. (a wholly owned subsidiary of Viacom International Inc.) which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP

San Jose, California
November 25, 1996